[NACIONAL FINANCIERA LETTERHEAD]

May 14, 2018.

The Bank of New York Mellon One Wall Street, 29th floor New York, N.Y. 10286

Dear Sirs,

I have acted as Trustee Delegate and Deputy Director Fiduciary for Legal Affairs (Subdirectora Fiduciaria de Asuntos Juridicos) to Nacional Financiera, S.N.C. (the "CPO Trustee"), a national credit institution and development bank organized under the laws of the United Mexican States as trustee in the Trust Agreement number 80676, in connection with the registration of American Depositary Shares ("ADSs") under the United States Securities Act of 1933 pursuant to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). Each of the ADSs represents ten (10) of the Certificados de Participacion Ordinarios (Ordinary Participation Certificates) (the "CPOs") issued by the CPO Trustee pursuant to the terms of that certain Mexican trust agreement between Controladora Vuela Compania de Aviacion, S.A.B. de C.V., (the "Company") and Nacional Financiera, S.N.C., as trustee (the "Trust Agreement"), and formalized by the public deed number 57,924 dated as of September 11, 2013 before Luis Ricardo Duarte Guerra, Notary Public number 24 in Mexico City (the "CPO Deed"). Each CPO represents financial interests in, but no voting rights with respect to, one (1) share of Series A common stock, without par value, of the Company.

In preparing the opinion expressed below, I have examined and relied upon originals or copies authenticated to my satisfaction of the Trust Agreement, the CPO Deed and certain corporate resolutions of the CPO Trustee.

Based on the foregoing, I am of the opinion that the CPOs are duly authorized, validly issued, fully paid and nonassessable; and entitle the holders thereof the rights in the Trust Agreement and the CPO Deed.

I hereby consent the use of this opinion as Exhibit 4(2) in the registration of the ADSs evidenced by American Depositary Receipts under the United States Securities Act of 1933, pursuant to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission.

This opinion is limited to the matters of Mexican Law, and except as specifically expressed herein, no opinion whatsoever is expressed with respect to the Registration Statement.

Very Truly yours,

By: /s/ Berenice Martinez Mejia

Berenice Martinez Mejia

Trustee Delegate and Deputy Director Fiduciary for Legal Affairs (Subdirectora Fiduciaria de Asuntos Juridicos)